Exhibit 10.4
AETNA INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to its Non-Employee Director Compensation Plan (the “Plan”), Aetna Inc. (the “Company”) hereby grants to the person named below the stated number of Restricted Stock Units on the terms and conditions hereinafter set forth. All capitalized terms used herein which are not otherwise defined herein shall have the meaning specified in the Plan.

Effective Date	Grantee	Number of Shares of Restricted Stock Units

Installment	Shares	Vesting Date
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ARTICLE I
DEFINITIONS
(a)	“Change in Control” means the happening of any of the following:
(i)	When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)	When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii)	The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Grantee, if Grantee is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
(b)	“Common Stock” means shares of the Company’s Common Shares, $.01 par value per share.

(c)	“Effective Date” means the date of grant of this award of Restricted Stock Units as set forth above.

(d)	“Fair Market Value” means the closing price of the Common Stock as reported by the Consolidated Tape of the New York Stock Exchange Listed Shares on the date such value is to be determined, or, if no shares were traded on such date, on the next preceding day on which the Common Stock was traded.

(e)	“Grantee” means the person named above to whom this award of Restricted Stock has been granted.

(f)	“Government Service” shall mean the appointment or election of a Director to a position with the Federal, state or local government or any political subdivision, agency or instrumentality thereof.

(g)	“Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the voting stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

(h)	“Installment” means a portion of this award of Restricted Stock Units as set forth above.

(i)	“Interest Account” means a bookkeeping account established to record a deferral of Restricted Stock Units.

(j)	“Restricted Period” means the period during which this award of Restricted Stock Units is not vested.

(k)	“Retirement” shall mean termination of service as a Director on account of the Company’s mandatory Director Retirement policy as may be in effect on the date of such termination of service.

(l)	“Shares of Stock” or “Stock” means the Company’s Common shares, .01 par value per share.

(m)	“Stock Unit Account” — a bookkeeping account established to record a deferral of restricted stock units.

(n)	“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to the Restricted Stock by bequest or inheritance or by reason of the death of the Grantee.

(o)	“Subsidiary” means an entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Company and/or one or more other subsidiaries.

(p)	“Vesting Date” means the date any Installment shall vest in accordance with the terms of this Agreement.
ARTICLE II
RESTRICTED PERIOD
(a)	These Restricted Stock Units will vest in Installments on or after the dates set forth above or on such earlier date as provided in Article IV or V.

(b)	Once vested, each Installment of such Restricted Stock Units shall be payable in Common Stock. Grantee may elect to defer the payment of any Restricted Stock Unit provided the Grantee makes such election pursuant to procedures established by the Company from time to time. During the period of deferral, such obligation shall represent an unfunded contractual obligation of the Company to deliver Common Stock. During the period of deferral, the deferred amount will be invested in a Stock Unit Account which tracks the value of the Common Stock. Dividend equivalents shall be credited during the period of deferral or an Interest Account. The Interest Account will credit interest at the same rate and in the manner in which interest is credited under the fixed investment fund under the Company’s 401(k) plan (or any successor thereto).
ARTICLE III
CAPITAL CHANGES
In the event that the Board shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Board shall, in such manner as the Board may deem equitable, adjust the number and kind of units subject to the award of Restricted Stock Units. Additionally, the Board may make provision for any cash payment to a Grantee or the Successor of the Grantee. However, the number of Restricted Stock Units shall always be a whole number.
ARTICLE IV
CHANGE IN CONTROL
Upon the occurrence of a Change in Control, each Restricted Stock Unit shall become immediately vested.

ARTICLE V
VESTING AND TERMINATION OF RESTRICTED STOCK UNIT
If Grantee shall cease board service for reason of death, disability or Government Service, any unvested Restricted Stock units will vest and be paid to Grantee as of the date of cessation of board service. If Grantee shall cease board service for reason of Retirement, unvested Restricted Stock Units shall vest immediately and be paid on the vesting dates set forth above. If any installment of this Restricted Stock Unit is not yet vested on or before the Grantee’s termination of board service, such unvested Installment shall be forfeited.
ARTICLE VI
OTHER TERMS
(a)	Grantee shall not have any rights as a stockholder by virtue of this grant of Restricted Stock Units.

(b)	During the Restricted Period, the Restricted Stock Units shall be nontransferable and nonassignable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

(c)	This Agreement is subject to the Non-Employee Director Compensation Plan heretofore adopted by the Company and approved by its shareholders. The terms and provisions of the Plan or a successor plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
               IN WITNESS WHEREOF, AETNA INC. has caused this Restricted Stock Agreement to be executed on the Effective Date, and Grantee has accepted the terms and provisions hereof.

AETNA INC.
By:
Its Chairman

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